UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2017

BEMAX INC.
(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

625 Silver Oak Drive Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Event

Item 8.01 Other Events.

1.
As of January 4, 2017, holders of Bemax Inc ("Company") Convertible Notes due between October 19, 2016 and December 9 2016 (the "Notes"), had converted principal and interest due under the Notes in the aggregate amount of approximately $256,200 to 145,762,920 shares of Common Stock. The Notes were originally issued by the Company between the periods of April 19, 2016 to June 9, 2016 at an aggregate original value of $302,750.

As of January 4, 2017, there were 412,654,790 shares of Common Stock issued and outstanding following the above noted conversion of the convertible Notes, all as described above.

The above noted conversion reduce the total convertible notes amount outstanding by approximately 85% and improve the Company's balance sheet.

2.
On April 4, 2017, as part of the first phase to penetrate the U.S. market, Bemax Inc., ("Company") will commence selling its two private label brands through Amazon.com ("Amazon"). The availability of the private label brands on Amazon will provides for the Company the launching of new sales channel and special sales offerings to customers.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEMAX INC.

 (Registrant)

Date:  January 5, 2017

By: /s/ Taiwo Aimasiko

President/CEO